Exhibit 10.5

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT - NATIONSTAR MORTGAGE LLC

This Amendment No. 1 to the Loan and Security Agreement (this “Amendment”) is made as of this 17th day of September, 2021, by and among NATIONSTAR MORTGAGE LLC, a Delaware limited liability company (“Borrower”), MORGAN STANLEY BANK, N.A., a national banking association, as the initial lender (together with its successors and assigns, the “Lender”) and MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), and amends that certain Loan and Security Agreement, dated as of August 20, 2020 (as may be further amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), by and among the Borrower, Lender and Administrative Agent.

WHEREAS, the Administrative Agent, the Lender and the Borrower have agreed to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments to the Agreement. Effective as of the date hereof:

(a)Section 2.06 is hereby amended by replacing clause (a) “the greater of (A) the One-Month LIBOR Rate for the Interest Period in effect for the Loan or (B) one-half of one percent (0.5%),” with “the applicable Benchmark”.

(b)Section 2.08 is hereby amended by deleting that subsection (c) in in its entirety and replacing such subsection with the following:

(c)Notwithstanding anything to the contrary herein or in any other Loan Document, if:

(i)Benchmark Replacement. (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) a Benchmark Replacement Date with respect thereto have occurred prior to the Reference Time in connection with any setting of the then-current Benchmark, then such Benchmark Replacement will replace the then-current Benchmark for all purposes under this Agreement and under any other Financing Document in respect of such Benchmark setting and subsequent Benchmark settings without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Financing Document, or

(ii)(A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and the Benchmark Replacement Date with respect thereto has already occurred prior to the Reference Time for any setting of the then-current Benchmark and as a result the then- current Benchmark is being determined in accordance with clauses (2), (3) or (4) of the definition of “Benchmark Replacement”; and (B)

the Administrative Agent subsequently determines, that (w) Term SOFR and a Benchmark Replacement Adjustment with respect thereto is or has becomes available and the Benchmark Replacement Date with respect thereto has occurred, (x) there is currently a market for U.S. dollar-denominated transactions utilizing Term SOFR as a Benchmark and for determining the Benchmark Replacement Adjustment with respect thereto, (y) Term SOFR is being recommended as the Benchmark for U.S. dollar- denominated syndicated credit facilities by the Relevant Government Authority and (z) in any event, Term SOFR, the Benchmark Replacement Adjustment with respect thereto and the application thereof is administratively feasible for the Administrative Agent (as determined by the Administrative Agent), then clause (1) of the definition of “Benchmark Replacement” will, without requiring any amendment to, or requiring any further action by or consent of any other party to, this Agreement or any other Financing Document, replace such then-current Benchmark for all purposes hereunder and under any other Financing Document in respect of such Benchmark setting and subsequent Benchmark settings on and from the beginning of the next Interest Period or, as the case may be, Available Tenor so long as the Administrative Agent notifies all the parties hereto prior to the commencement of such next Interest Period or, as the case may be, Available Tenor.

(iii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without requiring any further action by or consent of any other party to this Agreement or any other Loan Document.

(iv)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify all the parties hereto of (i) any occurrence of (A) a Benchmark Transition Event or, as the case may be, an Early Opt-in Election and (B) the Benchmark Replacement Date with respect thereto, (ii) the implementation of any Benchmark Replacement, and (iii) the effectiveness of any Benchmark Replacement Conforming Changes.

Any determination, decision or election that may be made by the Administrative Agent pursuant to this Section 2.08(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in the Administrative Agent’s sole discretion and without consent from any other party to this Agreement or any other Loan Document; provided, that Borrower may, within ninety (90) days of Administrative Agent’s notification of the Benchmark Replacement other than a SOFR- based rate, (i) give notice to Lender and the Administrative Agent of its good faith determination that the Benchmark Replacement is not consistent with the successor rate of interest implemented by the majority of financial institutions similar to Lender for assets similar to the Collateral in warehouse facilities in the United States similar to this Agreement and (ii) elect to terminate this Agreement without penalty or premium on an elected termination date that is on or after the date the Benchmark Replacement is effective.

(c)Schedule I is hereby amended by deleting the defined term “Alternative Rate” in its entirety and replacing such term with the following:

“Alternative Rate” means a rate of interest equal to the sum of (a) the Federal Funds Rate, (b) a margin equal to the average spread between the Federal Funds Rate and the Benchmark for the ninety (90) days immediately preceding the first date on which the Alternative Rate is applicable plus (c) the Applicable Margin; provided, that the sum of (a) and (b) shall not be less than the Floor.

(d)Schedule I is hereby amended by adding the following defined terms in proper alphabetical order as follows:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date.

“Benchmark” means, initially, the greater of (i) One-Month LIBOR and (ii) the Floor; provided that, if a Benchmark Transition Event or, as the case may be, an Early Opt- in Election and the Benchmark Replacement Date with respect thereto have occurred with respect to One-Month LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent on the applicable Benchmark Replacement Date:

(1)the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment with respect thereto;

(2)the sum of: (a) either of (i) Compounded SOFR or (ii) Daily Simple SOFR, as selected by the Administrative Agent to be the then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for the applicable loan market and (b) the applicable Benchmark Replacement Adjustment;

(3)the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and
(b) the Benchmark Replacement Adjustment;

(4)the sum of: (a) the alternate rate of interest that has been selected by the Administrative Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar denominated secured financings or securitizations relating to the relevant asset class, as applicable at such time and (b) the Benchmark Replacement Adjustment;

provided that, in the case of clause (1) of this definition, such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If at any time the Benchmark Replacement as determined pursuant to clause (1), (2), (3) or (4) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrative Agent as of the Benchmark Replacement Date:

(1)the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected, endorsed or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; or

(2)the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including but not limited to changes to the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(2)in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or

(3)in the case of an Early Opt-in Election, the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lender, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fourth (4th) Business Day after the date notice of such Early Opt-in Election is provided to the Lender, written notice of objection to such Early Opt-in Election from the Lender.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark

(or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which, for example, may be compounded in arrears with a lookback and/or suspension period as a mechanism to determine the interest amount payable prior to the end of each Interest Period or compounded in advance) being established by the Administrative Agent in accordance with:

(1)the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)if, and to the extent that, the Administrative Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Administrative Agent giving due consideration to any industry-accepted market practice for similar U.S. dollar denominated secured financing or securitization transactions relating to the relevant asset class, as applicable at such time.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which may include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for business loans at such times; provided that, if the Administrative Agent decides that any such convention is not administratively feasible, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Election” means, if the then-current Benchmark is One-Month LIBOR, the occurrence of the joint election by the Administrative Agent and the Borrower to trigger a fallback from One-Month LIBOR and the provision by the Administrative Agent of written notice of such election to other parties hereto.

“Floor” means, for any transaction under this Agreement, fifteen basis points (0.15%).

“Reference Time” with respect to any setting of the then-current Benchmark means

(1)if such Benchmark is One-Month LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and

(2)if such Benchmark is not One-Month LIBOR, the time determined by the Administrative Agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the Benchmark Replacement Adjustment with respect thereto.

SECTION 2. Fees and Expenses. The Borrower agrees to pay to the Administrative Agent all reasonable, documented and invoiced out-of-pocket fees and expenses incurred by the Administrative Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to the Administrative Agent incurred in connection with this Amendment, in accordance with Section 12.13 of the Agreement.

SECTION 3. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

SECTION 4. Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lender that it is in material compliance with all the terms and provisions set forth in the Agreement on its part to be observed or performed, and that no Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Article VI of the Agreement.

SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN.

SECTION 7. Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. Counterparts may be delivered electronically.

SECTION 8.    Miscellaneous.

(a)This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

(b)The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the Lender, the Administrative Agent and the Borrower have each caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC,
as Administrative Agent

By: /s/ Michael A. Calandra, Jr.
Name: Michael A. Calandra, Jr.
Title: Authorized Signatory

MORGAN STANLEY BANK, N.A.,
as Lender

By: /s/ Michael A. Calandra, Jr.
Name: Michael A. Calandra, Jr.
Title: Authorized Signatory

NATIONSTAR MORTGAGE LLC,
as Borrower

By: /s/ Pedro Alvarez

Name: Pedro Alvarez
Title: SVP, Treasurer